SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported): September 17, 1998
                            URSUS TELECOM CORPORATION
             (Exact name of registrant as specified in its charter)


      Florida                          333-46197                65-0398306
(State or Other Jurisdiction         (Commission              (IRS Employer
of Incorporation or Organization)    File Number)           Identification No.)


        440 Sawgrass Corporate Parkway, Suite 112, Sunrise, Florida 33325
                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code (954-846-7887)


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

On September 17, 1998, pursuant to a Stock Purchase Agreement (the "Agreement') dated as of September 15, 1998, Ursus Telecom Corporation (the "Company") purchased all of the issued and outstanding common stock of Access Authority, Inc. ("Access"). Pursuant to the Agreement, the shareholders of Access received aggregate consideration of $8 million in cash. The terms of the Agreement, including the purchase price, were negotiated by the parties on an arms length basis.

Access is a provider of international long distance telecommunication services, including call reorigination, domestic toll-free access and various value-added features to small and medium sized business and individuals in over 38 countries throughout the world. Access markets its services through an independent and geographically dispersed sales force consisting of agents and wholesalers. Access operates a switching facility in Clearwater, Florida.

The Company utilized certain net proceeds of the Company's initial public offering to pay for the acquisition. After deducting the total expenses of such offering and the purchase price of $8 million plus estimated expenses of $150,000, approximately $3.45 million of the net proceeds of such offering remain.

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ITEM 7. FINANCIAL STATEMENTS; PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

Included in this report are the audited financial statements of Access Authority, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, and the unaudited financial statements of Access Authority as of June 30, 1998 and for the six months ended June 30, 1998 and 1997, including footnotes listed in the index on page F-1 of
Exhibit 99.1

(b)  Pro Forma Financial Information.

Included as Exhibit 99.2 is the pro forma condensed consolidated statements of operations with respect to the acquisition of Access by the Company. Such pro forma financial information combine the statements of operations of the Company for the year ended March 31, 1998 and the six months ended September 30, 1998 with the statements of operations of Access for the year ended December 31, 1997 and the six months ended June 30, 1998, respectively, as if the acquisition had occurred as of the beginning of the earliest period presented.

(c)  Exhibits

*5.1     Press release dated September 18, 1998.

*5.2 Stock Purchase Agreement by and among Access Authority Inc.("Access" ), the shareholders of Access and Ursus Telecom Corporation dated as of September 15, 1998.

99.1 Audited combined consolidated financial statements of Access Authority as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 and the unaudited combined consolidated financial statements as of June 30, 1998, and for the six months ended June 30, 1997 and 1998.

99.2     Pro forma financial information of the Company and Access.

* Previously filed

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SIGNATURES

         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                URSUS TELECOM CORPORATION

                                By: /S/ JOHANNES SEEFRIED
                                   -------------------------
                                   Johannes S. Seefried
                                   Chief Financial Officer
                                   and authorized officer of registrant

Dated: NOVEMBER 25, 1998